UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)              July 20, 2000

                             Catalina Lighting, Inc.
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             (Exact name of registrant as specified in its charter)

          Florida                       1-9917                   59-1548266
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                  18191 N.W. 68th Avenue, Miami, Florida 33015
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                    (Address of principal executive offices)

Registrant's telephone number, including area code            (305) 558-4777

                                 Not applicable
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         (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OF RING PLC

         On July 5, 2000, the Company completed a cash offer, through a wholly-owned subsidiary, Catalina International PLC, for all of the outstanding ordinary and convertible preference shares of U.K. - based Ring PLC. Catalina will pay Ring shareholders 50 pence per share and
         22.4 pence per share for the ordinary and convertible preference shares, respectively, valuing Ring's existing share capital at approximately 22 million UK Pounds Sterling ($33 million - see exhibit 10.195).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS

         (c)    EXHIBITS

                10.193 Recommended Cash Offers by NM Rothschild & Sons Limited on behalf of Catalina International PLC, a wholly owned subsidiary of Catalina Lighting, Inc. to acquire the whole of the ordinary and convertible preference Share capital of Ring PLC.

                10.194 Form 429(4) - Notice to non-assenting shareholders by Catalina International PLC dated July 5, 2000.

                10.195  Press release dated July 5, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          /S/ROBERT HERSH
                                          --------------------------------------
                                          Robert Hersh, Chairman, President,
                                          Chief Executive Officer and Director


                                          /S/ DAVID W. SASNETT
                                          --------------------------------------
                                          David W. Sasnett
                                          Senior Vice President and
                                          Chief Financial Officer

Date: July 20, 2000

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------
10.193            Recommended Cash Offers by NM Rothschild & Sons Limited on
                  behalf of Catalina International PLC, a wholly owned subsidiary of Catalina Lighting, Inc. to acquire the whole of the ordinary and convertible preference Share capital of Ring
                  PLC.

10.194 Form 429(4) - Notice to non-assenting shareholders by Catalina International PLC dated July 5, 2000.

10.195            Press release dated July 5, 2000.